Exhibit 99.1

Globus Medical Completes Acquisition of Alphatec’s
International Business

AUDUBON, PA, September 1, 2016: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal implant manufacturer, today announced that it has successfully completed the previously announced acquisition of the international operations and distribution channels of Alphatec Holdings, Inc., a publicly traded medical devices company (Nasdaq: ATEC).

David Paul, Chairman and CEO said, “We were able to close this transaction ahead of schedule thanks to the hard work and cooperation of both companies involved. Strategically, this acquisition gives us immediate access to Japan and increased presence and penetration in other key geographies, and significant scale, roughly doubling our international sales. In addition, we will be acquiring a talent pool of international sales professionals as well as an extensive network of international distributors. We remain excited about the future growth potential of our international business as a result of this transaction.”

As a result of the acquisition, Globus Medical will assume Alphatec’s existing international direct and distributor sales channels. Globus Medical intends to offer its own products through these sales channels, but during the transition, Globus Medical will continue to sell Alphatec products. The transaction includes a supply agreement through which Alphatec will supply its products to Globus Medical for up to five years.

About Globus Medical, Inc.
Globus Medical, Inc. is a leading musculoskeletal implant company based in Audubon, PA. The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders.

Non-GAAP Financial Measures
To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures. For example, non-GAAP Diluted Earnings Per Share represents diluted earnings per share excluding the provision for litigation, acquisition related items, and adjusted for the tax effects of such adjustments. We believe this non-GAAP measure is a useful indicator of our operating performance, and particularly as an additional measure of comparative operating performance from period to period as it removes the effects of litigation and acquisition related items, which we believe are not reflective of underlying business trends.

Non-GAAP Diluted Earnings Per Share is not calculated in conformity with U.S. GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definition of non-GAAP Diluted Earnings Per Share may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to successfully integrate the international operations acquired from Alphatec, both in general and on our anticipated timeline, our ability to transition Alphatec’s international customers to Globus Medical products, our ability to realize the expected benefits to our results from the Alphatec acquisition, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

Contact:
Daniel Scavilla
Senior Vice President, Chief Financial Officer
Phone: (610) 930-1800
Email:     investors@globusmedical.com
www.globusmedical.com